Wellness Center USA, Inc. Signs Agreement to Acquire National Pain Centers, Inc.

WCUI acquires National Pain Centers, Inc. to expand its top-tier medical practices in the interventional and multi-modal pain management sector.

SCHAUMBURG, Ill., January 28, 2014 - Wellness Center USA, Inc. (OTCQB: WCUI), a Schaumburg IL based healthcare solutions provider, today announced the signing of an agreement to acquire National Pain Centers, Inc (NPC), a Nevada corporation based in Illinois that focuses on diagnosis, treatment, research, advocacy, education, and setting standards and protocols within interventional and multi-modal pain management.

According to the transaction, Wellness Center USA, Inc. will acquire all issued and outstanding shares of National Pain Centers, Inc. in exchange for 5 million shares of WCUI common shares. NPC manages physician services in several locations in the northern and western suburbs of Chicago, IL - nearby WCUI’s headquarters.

NPC manages Interventional Spine and Pain procedures that include Epidural Steroid Injections, Selective Nerve Root Blocks, Facet Joint Medial Branch Injections, Radiofrequency Ablation, Sympathetic Blocks, Spinal Cord Stimulators, Percutaneous Discectomy, and Discograms.  NPC is also involved in research and progressive treatment options such as Ketamine Infusions and Stem Cell Therapy.  These services and procedures are overseen by its well respected physician, Jay Joshi, MD, DABA, DABAPM, FABAPM, CEO and President of NPC.

Dr. Jay Joshi is a nationally recognized double board certified Anesthesiologist and fellowship trained Interventional Spine and Pain Management physician who possesses the rare ability to combine clinical medicine, research, creativity, marketing, inventions, and business development.

He has distinguished himself as a leader of National activities, including Advisory Boards, Educational and CME Programs, Publications, Speaking Events, Consulting, and Media Appearances.  He is considered a National Key Opinion Leader in pain management, has presented to a variety of audiences over 500 times, and has worked internationally at the World Health Organization.  He has been featured on major TV networks, Radio, Print, and the Internet.  He was accepted into medical school at the age of 16 via an accelerated honors BS/MD program with multiple scholarships.

To learn more about Dr. Joshi, read his full biography by clicking the link below:

http://www.nationalpain.com/about-us/about-dr-joshi

“We take pride in the way we treat clients with our safe and effective treatment options that reduce pain, minimize side effects, and improve function.  Being part of the WCUI network will enable us to faster establish treatment facilities across the country and integrate our methods with WCUI’s present capabilities, creating true Wellness Center USA establishments,” stated Dr. Joshi.

Dr. Joshi shall continue to serve his medical and management roles at NPC, and will also serve as WCUI’s Chief Medical Officer and a member of WCUI’s Board of Directors.  His involvement in WCUI’s newly implemented “top-down” structure will be highly instrumental in the WCUI/NPC expansion strategy of establishing clinical practice locations nationwide that meet the highest levels of quality and integrity.  Dr. Joshi’s oversight will include strategic medical and clinical deployment and integration for WCUI, including the CNS Wellness business unit (formerly fulfilled by Dr. William Lambos).  Dr. Joshi will work on branding the Wellness Center USA model with Chicago as the center of growth.  His new roles as Officer and Director of WCUI will go into effect immediately upon the closing of the NPC acquisition, which is expected to occur prior to February 28, 2014.

“We are excited to bring Dr. Joshi and his highly successful NPC model into the Wellness Center USA, Inc. network, which connects complimentary companies with one another, including Psoria Shield, CNS Wellness, and Amino Factory, to improve the well-being of body and mind.  NPC immediately addresses all of the goals and philosophies of WCUI under the same umbrella,” stated Andrew J. Kandalepas, CEO & Chairman of Wellness Center USA, Inc.

Chronic Pain is the most common and most difficult to diagnose medical condition in the U.S.A., involving over 1/3 of the population and is one of the leading causes for disability. It affects an estimated 116 million Americans, more than the total number of patients with cancer, cardiovascular diseases and diabetes combined. Pain is one of the most common reasons patients consult a health care provider.

U.S. costs associated with chronic pain are estimated at $635 billion per year. This includes nearly $100 billion annually from federal and state budgets. Despite its high cost, pain is often inadequately assessed and treated, resulting in needless suffering and poor patient outcomes. NPC believes that proper pain management has to involve intelligent, skillful, and ethical providers utilizing a multi-modal approach.

About Wellness Center USA, Inc.

Wellness Center USA, Inc. (www.wellnesscenterusa.com) an alternative healthcare, medical device solutions and online nutraceutical sales company, was created to address important healthcare and wellness needs; through break-through solutions, centered on the "well-being of the body and mind". Wellness Center USA, Inc.'s three business units are:

CNS-Wellness (www.cns-wellness.com) is a Tampa FL based cognitive science clinic business, specializing in the treatment of behavioral health disorders in at least three focus areas: a) stress related disorders including anxiety and panic attacks, depression, and obsessive-compulsive spectrum disorders, b) developmental and learning disorders such as autistic spectrum issues and Asperser's syndrome, AD/HD, learning differences and birth trauma-related issues, and c) purely brain-based issues including epilepsy and seizure disorders, traumatic brain injuries, and related acquired brain syndromes. CNS-Wellness LLC, was acquired by Wellness Center USA Inc. (“WCUI”) in August 2012, and is now a wholly-owned subsidiary.

Psoria-Shield Inc. (www.psoria-shield.com) is a Tampa FL based company specializing in design, manufacturing, and distribution of medical devices to domestic and international markets. PSI employs full-time engineering, production, sales staff, and manufactures within an ISO 13485 certified quality system. PSI's flagship product, Psoria-Light®, is FDA-cleared and CE marked and delivers targeted UV phototherapy for the treatment of certain skin disorders. Psoria-Shield Inc., was acquired by Wellness Center USA Inc. (“WCUI”) in August 2012, and is now a wholly-owned subsidiary.

AminoFactory (www.aminofactory.com), a division of Wellness Center USA, Inc., is an online supplement store that markets and sells a wide range of high-quality nutritional vitamins and supplements. By utilizing AminoFactory’s online catalog, bodybuilders, athletes, and health conscious consumers can choose and purchase the highest quality nutritional products from a wide array of offerings in just a few clicks.

About National Pain Centers, Inc.  (www.nationalpaincenters.com)

National Pain Centers, Inc (NPC) is an Illinois based company that focuses on diagnosis, treatment, research, advocacy, education, and setting standards and protocols within interventional and multi-modal pain management.  Pain management is the most common and most unknown medical condition in the United States, and costs Americans over $635 billion a year.  Through proper interventional and non-interventional protocols, ethical practices, and innovative treatment options, patients from all over the U.S. have seen relief from their pain.

Safe Harbor Statement:

Certain statements contained in this news release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include statements regarding the proposed exchange transaction, the anticipated closing date of the transaction and anticipated future results following a closing of the transaction. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” While it is not possible to identify all factors, risks and uncertainties that might relate to, affect or arise from the proposed transaction, and which might cause actual results to differ materially from expected results, such factors, risks and uncertainties include delays in completing the transaction, difficulties in integrating operations following the transaction, difficulties in manufacturing and delivering products, potential market rejection of products or services, increased competitive pressures, changes in general economic conditions, legislative and regulatory changes that adversely affect the business in which the parties are engaged, changes in the securities markets and other factors, risks and uncertainties disclosed from time to time in documents that the Company files with the SEC.

Contact Info:

At Wellness Center USA, Inc.

Tel: (847) 925-1885

www.wellnesscenterusa.com

At National Pain Centers, Inc.

Tel: (847) 701-3250

www.nationalpaincenters.com

Investor Relations Contact:
Arthur Douglas & Associates, Inc.
Arthur Batson
Phone: 407-478-1120

www.arthurdouglasinc.com